UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

April 28, 2020

Date of Report (Date of earliest event reported)

O-I GLASS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value	OI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 28, 2020, O-I Glass, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended March 31, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this Item 2.02, including Exhibit 99.1, shall not be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 28, 2020, in response to the impact and uncertainty caused by the coronavirus disease 2019 (COVID-19) pandemic, the Company’s Board of Directors (the “Board”) approved temporary reductions in the base salaries of certain executive officers, including its named executive officers, for the period beginning on June 1, 2020 and ending December 31, 2020. The base salary of Andres A. Lopez, the Company’s President and Chief Executive Officer, was reduced by 25%, while the annual base salaries of John A. Haudrich (the Company’s Senior Vice President and Chief Financial Officer), Miguel I. Alvarez (the Company’s President, O-I Americas), Giancarlo Currarino (the Company’s Senior Vice President and Chief Technology and Supply Chain Officer) and MaryBeth Wilkinson (the Company’s Senior Vice President, General Counsel and Corporate Secretary) were each reduced by 20%. The aggregate amount of each executive’s annual base salary reduction will generally be repaid to the applicable executive in or about January 2021, and no later than March 15, 2021, subject to continued employment through the payment date, or, if earlier, upon the applicable executive’s termination of employment with the Company (other than an involuntary termination for cause). Repayments will also be subject to the attainment of financial and/or other Company performance goals, and salary, reduction and repayment terms will be subject to compliance with applicable local law.

ITEM 7.01	REGULATION FD DISCLOSURE.

On April 28, 2020, the Board approved a temporary reduction by 25% in the cash retainers and cash Board and committee meeting fees payable to non-employee members of the Board and director nominees during the period beginning on June 1, 2020 and ending December 31, 2020. The aggregate amount of each director’s compensation reduction will generally be repaid to the applicable director in or about January 2021, and no later than March 15, 2021, subject to the director’s continued service on the Board through the payment date or, if earlier, upon a termination of the director’s service on the Board. Repayments will also be subject to the attainment of financial and/or other Company performance goals. Retainer and fee reductions and repayment terms will be subject to compliance with applicable local law.

The information set forth in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01	OTHER EVENTS.

On April 28, 2020, the Company announced that it was suspending indefinitely its practice of declaring and paying quarterly cash dividends and pausing its share repurchase program, both as precautionary steps to enhance the Company’s financial flexibility in response to the impact and uncertainty caused by the COVID-19 pandemic.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated April 28, 2020 announcing results of operations for the quarter ended March 31, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2020	O-I GLASS, INC.

	By:	/s/ John A. Haudrich
John A. Haudrich
Senior Vice President and Chief Financial Officer